Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E EQUIPMENT SERVICES, INC. ANNOUNCES COMMENCEMENT OF

OFFERING OF SENIOR NOTES

BATON ROUGE, Louisiana — (August 17, 2017) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced that it has commenced an offering through a private placement, subject to market and other conditions, of $750 million in aggregate principal amount of the Company’s senior notes due 2025 (the “Notes”).  The Notes will be the senior unsecured obligations of the Company and will be guaranteed by all of the Company’s current and future domestic restricted subsidiaries.

The Company expects to use the net proceeds from the offering to pay the consideration payable to purchase its existing 7% senior notes due 2022 (the “Existing Notes”) tendered and accepted for purchase in the Company’s tender offer for the Existing Notes or otherwise redeem, repurchase or discharge the Existing Notes, to pay fees and expenses incurred in connection with the foregoing and the Notes offering and to repay a portion of the amounts outstanding under its existing ABL credit facility.

The Notes and related guarantees are being offered in a private placement, solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes, in any jurisdiction in which such offer or solicitation would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 79 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) the contemplated size of the offering, possible completion of the offering and tender offer, the prospective impact of a note offering or tender offer, plans to repay certain indebtedness (including the terms and success of such repayment) and the use of proceeds of the offering; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve; (4) the impact of conditions in the global credit and commodity markets and their effect on construction spending and the economy in general; (5) relationships with equipment suppliers; (6) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (7) our indebtedness; (8) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures; (9) our possible inability to integrate any businesses we acquire; (10) competitive pressures; (11) security breaches and other disruptions in our information technology systems; (12) adverse weather events or natural disasters; (13) compliance with laws and regulations, including those relating to environmental matters and corporate governance matters; and (14) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.